Exhibit 99.1

Lakeside Announces Fiscal 2025 Second Quarter and Six-Month Results

Itasca, IL, February 14, 2024 -- Lakeside Holding Limited (“Lakeside” or the “Company”) (Nasdaq: LSH), a U.S.-based cross-border supply chain solution provider with a unique focus on the Asia-Pacific market operating through two specialized subsidiaries—American Bear Logistics and Hupan Pharmaceutical (Hubei) Co., Ltd., today announced financial results for its fiscal 2025 second quarter and first half ended December 31, 2024.

Management Commentary

Henry Liu, Chairman and Chief Executive Officer of Lakeside commented, “While we faced industry-wide headwinds in the second quarter, we’ve made tremendous strategic progress in positioning Lakeside for long-term growth. Our expansion into pharmaceutical logistics through Hupan Pharmaceutical, our new partnerships with major e-commerce platforms, and our significantly-expanded Dallas-Fort Worth facilities demonstrate our commitment to diversifying and strengthening our business. The strong growth in our Asia-based customer revenues, up 29.4% in the first half, validates our strategic shift toward serving the rapidly expanding cross-border e-commerce market. With these foundational pieces in place and our continued investment in operational capabilities, we’re excited about the opportunities ahead as we build a more robust, diversified logistics enterprise.”

Operational Highlights

E-Commerce & Cross-Border Logistics:

●	Entered one-year agreement with a major Asian e-commerce platform

●	Partnered with a leading global social media and e-commerce platform for customs brokerage services

●	Launched new Pick & Pack Fulfillment service for a major Chinese logistics partner

U.S. Facilities Expansion:

●	Expanded Dallas-Fort Worth operations:

o	More than doubled warehouse space from 20,000 to 46,657 square feet

o	Added staff to support expanded operations

o	Part of multi-hub strategy including Chicago O’Hare (ORD), Dallas-Fort Worth (DFW), and Los Angeles (LAX)

Medical/Pharmaceutical Business Development:

●	Acquired Hupan Pharmaceutical (Hubei) Co., Ltd:

o	Purchase price: RMB 4.0M ($0.6M)

o	Expected annual revenue contribution: $7M

o	Gained licenses for drug wholesale, retail, and medical device distribution

o	Partnerships with 15 major Wuhan hospitals

●	Established partnership with Sinopharm Group Hubei Co., Ltd. for:

o	Essential medicine storage

o	Transportation services

o	Logistics services

●	Signed RMB 11.0M ($1.5M) sales agreement with Sinopharm Holding Hubei New Special Medicine Co., Ltd:

o	One-year contract effective January 1, 2025

o	Covers critical medicines including Sodium Bicarbonate, Glucose, and Glucose Sodium Chloride

Financial Results for the Three Months Ending December 31, 2024:

Total revenues decreased by $1.5 million, or 31.3% to $3.4 million for the three months ended December 31, 2024, compared with $4.9 million for the three months ended December 31, 2023. The decrease was primarily driven by a significant decline in volume we handled from our cross-border airfreight solutions.

●	Revenues from our cross-border airfreight solutions decreased by $1.1 million or 35.5%, from $3.1 million in the three months ended December 31, 2023, to $2.0 million in the three months ended December 31, 2024. The decrease was primarily due to a decrease in the volume of cross-border air freight processed, from approximately 8,217 tons for the three months ended December 31, 2023, to approximately 4,459 tons for the three months ended December 31, 2024.

●	Revenues from our cross-border ocean freight solutions decreased by $0.4 million, or 24.2%, from $1.8 million in the three months ended December 31, 2023, to $1.4 million in the three months ended December 31, 2024. This reduction was primarily due to a decrease in the volume of cross-border ocean freights processed and forwarded, dropping from 1,330 TEU in the three months ended December 31, 2023, to 1,046 TEU in the three months ended December 31, 2024.

●	For the three months ended December 31, 2024, our total revenue from pharmaceutical product distribution amounted to $0.2 million, compared to no revenue from this segment in the same period of the prior year. Starting from December 2024, we established a new revenue stream through the distribution of pharmaceutical products. We procured pharmaceuticals—primarily pharmaceutical solutions—directly from manufacturers and supplied them to distributors, hospitals, and clinics.

Revenues by Customer Geographic

	For the three months ended December 31,
	2024		2023
Revenues	Amount	% of total Revenues	Amount	% of total Revenues	Amount Increase (Decrease)	Percentage Increase (Decrease)
Revenue from cross-border freight solutions
Asia-based customers	$2,750,202	76.5%	$2,602,745	52.9%	$147,457	5.7%
U.S.-based customers	627,301	17.4%	2,313,358	47.1%	(1,686,057)	(72.9)%
	3,377,503	93.9%	4,916,103	100.0%	(1,538,600)	(31.3)%
Revenue from distribution of pharmaceuticals
Asia-based customers	218,086	6.1%	-	-	218,086	N/A
Total revenues	$3,595,587	100.0%	$4,916,103	100.0%	$(1,320,514)	(26.9)%

●	Revenues from Asia-based customers increased by $0.1 million, or 5.7%, from $2.6 million in the three months ended December 31, 2023, to $2.8 million in the three months ended December 31, 2024. The increase in revenues from Asia-based customers was driven by a surge in volume from these customers, particularly those serving large e-commerce platforms. This growth reflects the rising demand for our services, a direct result of the overall expansion of the U.S. e-commerce market.

●	Revenues from U.S.-based customers decreased by $1.7 million, or 72.9%, from $2.3 million in the three months ended December 31, 2023 to $0.6 million in the same period in 2024. The decrease in revenue from the U.S.-based customers in the three months ended December 31, 2024, compared to the same period in 2023, was primarily due to our strategic shift toward Asia-based e-commerce customers.

Total cost of revenues decreased by $0.2 million, or 5.6%, from $3.9 million in the three months ended December 31, 2023, to $3.6 million in the three months ended December 31, 2024.

Our overall gross loss was $42,231 in the three months ended December 31, 2024, compared to gross profit of $1,064,509 in same period last year. Our gross margin was mainly impacted by higher cost of revenue, particular in fixed overhead costs, and an industry-wide decline in revenue.

Our gross margin of distribution of pharmaceuticals was 44.2% for the three months ended December 31, 2024.

General and administrative expenses increased by $0.9 million, or 94.1%, from $1.0 million in the three months ended December 31, 2023, to $1.9 million in the three months ended December 31, 2024. These expenses represented 53.2% and 20.0% of our total revenues for the three months ended December 31, 2024 and 2023, respectively. The increase was primarily attributed to higher salary and employee benefit expenses and professional fees operating as a listed company.

Net loss was $1.9 million for the three months ended December 31, 2024, compared to a net income of $0.06 million for the three months ended December 31, 2023.

Financial Results for the Six Months Ending December 31, 2024:

Total revenues decreased by $1.6 million, or 17.7%, from $9.1 million for the six months ended December 31, 2023, to $7.5 million for the six months ended December 31, 2024. The decrease was primarily driven by a significant decline in volume we handled from our cross-border airfreight solutions.

●	Revenues from our cross-border airfreight solutions decreased by $1.3 million or 23.4%, from $5.5 million in the six months ended December 31, 2023, to $4.2 million in the six months ended December 31, 2024. The decrease was primarily due to a decrease in the volume of cross-border air freight processed, from approximately 16,034 tons for the six months ended December 31, 2023, to approximately 11,732 tons for the six months ended December 31, 2024.

●	Revenues from our cross-border ocean freight solutions decreased by $0.3 million, or 8.7%, from $3.5 million in the six months ended December 31, 2023, to $3.2 million in the six months ended December 31, 2024. This growth was primarily due to a decrease in the volume of cross-border ocean freights processed and forwarded, dropping from 2,620 TEU in the six months ended December 31, 2023, to 2,476 TEU in the six months ended December 31, 2024.

Revenues by Customer Geographic

	For the six months ended December 31,
	2024		2023
Revenues	Amount	% of total Revenues	Amount	% of total Revenues	Amount Increase (Decrease)	Percentage Increase (Decrease)
Revenue from cross-border freight solutions
Asia-based customers	$5,559,837	72.4%	$4,296,968	47.4%	$1,262,869	29.4%
U.S.-based customers	1,899,220	24.7%	4,767,611	52.6%	(2,868,391)	(60.2)%
	7,459,057	97.2%	9,064,579	100.0%	(1,605,522)	(17.7)%
Revenue from distribution of pharmaceuticals
Asia-based customers	218,086	2.8%	-	-	218,086	N/A
Total revenues	$7,677,143	100.0%	$9,064,579	100.0%	$(1,387,436)	(15.3)%

●	Revenues from Asia-based customers increased by $1.3 million, or 29.4%, from $4.3 million in the six months ended December 31, 2023, to $5.6 million in the six months ended December 31, 2024. The increase in revenues from Asia-based customers was driven by an increase in volume from these customers, particularly those serving large e-commerce platforms. This growth reflects the rising demand for our services, a direct result of the overall expansion of the U.S. e-commerce market.

●	Revenues from cross-border freight solutions for the U.S.-based customers decreased by $2.9 million, or 60.2%, from $4.8 million in the six months ended December 31, 2023 to $1.9 million in the same period in 2024. The decrease in revenue from the U.S.-based customers in the three months ended December 31, 2024, compared to the same period in 2023, was primarily due to our strategic shift toward Asia-based e-commerce customers.

Cost of revenues decreased by $0.2 million, or 2.1%, from $7.4 million in the six months ended December 31, 2023, to $7.2 million in the six months ended December 31, 2024.

Gross profit decreased by $1.2 million, or 71.9%, from $1.7 million in the six months ended December 31, 2023, to $0.5 million in the six months ended December 31, 2024. Our gross margin of cross-border freight solution was 5.1% for the six months ended December 31, 2024, compared to 18.9% for the six months ended December 31, 2023. The decline in gross margin was primarily attributable to reduced revenue from cross-border airfreight solutions and an increase in our cost of revenue in warehouse services, custom declaration and terminal charges, freights arranged charges and overhead costs allocated.

General and administrative expenses increased by $1.9 million, or 103.7%, from $1.8 million in the six months ended December 31, 2023, to $3.7 million in the six months ended December 31, 2024. These expenses represented 48.8% and 20.3% of our total revenues for the six months ended December 31, 2024 and 2023, respectively. The increase was primarily attributed to higher salary and employee benefit expenses, professional fees, office expenses and traveling, insurance expenses and entertainment expenses, operating as a listed company.

Net loss was $3.3 million for the six months ended December 31, 2024, compared to a net loss of $0.2 million for the six months ended December 31, 2023.

Conference Call & Audio Webcast

Lakeside’s management team will hold an earnings conference call at 4:30 PM Eastern Time (3:30 PM Central Time) on Tuesday, February 17 to discuss the Company’s financial results and provide an overview of the Company’s operations. Management will lead the conference call and be available to answer questions.

To access the call by phone, please dial 1- 877-407-9716 (international callers, please dial 1- 201-493-6779) approximately 10 minutes before the start of the call. Refer to conference ID: LAKESIDE. **NOTE: THIS CONFERENCE ID WILL BE REQUIRED FOR ENTRY

A live audio conference call webcast will be available online at https://viavid.webcasts.com/starthere.jsp?ei=1708554&tp_key=b4f1b10725

About Lakeside Holding Limited

Lakeside Holding Limited is a U.S.-based cross-border supply chain solution provider with a unique focus on the Asia-Pacific market. Through two specialized subsidiaries—American Bear Logistics and Hupan Pharmaceutical (Hubei) Co., Ltd.—Lakeside delivers tailored logistics solutions spanning general and specialized sectors.

American Bear Logistics, with strategic hubs in Chicago, Dallas, Los Angeles, and New York, offers customized cross-border ocean and airfreight solutions, connecting Asia-based logistics service companies and e-commerce platforms with the U.S. market.

Lakeside recently acquired Hupan Pharmaceutical (Hubei) Co., Ltd., expanding its service scope and enhancing its pharmaceutical logistics and distribution capabilities within China. This strategic move underscores Lakeside’s commitment to advancing integrated cross-border logistics solutions.

For more information, please visit https://lakeside-holding.com.

Safe Harbor Statement

This press release contains forward-looking statements that reflect our current expectations and views of future events. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements involve various risks and uncertainties. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. We qualify all of our forward-looking statements by these cautionary statements.

Investor Relations Contact:

Matthew Abenante, IRC

President

Strategic Investor Relations, LLC

Tel: 347-947-2093

Email: matthew@strategic-ir.com

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LAKESIDE HOLDING LIMITED
CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	As of December 31, 2024 (unaudited)	As of June 30, 2024 (audited)
ASSETS
CURRENT ASSETS
Cash	$1,123,414	$123,550
Accounts receivable – third parties, net	1,645,774	2,082,152
Accounts receivable – related party, net	207,293	763,285
Prepayment and other receivable	49,476	—
Contract assets	31,388	129,506
Inventory, net	10,328	—
Due from related parties	682,980	441,279
Loan to a third party	686,697	—
Total current assets	4,437,350	3,539,772

NON-CURRENT ASSETS
Investment in other entity	15,741	15,741
Property and equipment at cost, net of accumulated depreciation	514,073	344,883
Intangible asset, net	418,867	—
Right of use operating lease assets	4,074,617	3,471,172
Right of use financing lease assets	110,998	37,476
Deferred tax asset	—	89,581
Deferred offering costs	—	1,492,798
Deposit and prepayment	265,480	202,336
Total non-current assets	5,399,776	5,653,987
TOTAL ASSETS	$9,837,126	$9,193,759

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payables – third parties	$1,233,142	$1,161,858
Accounts payables – related parties	71,557	227,722
Accrued liabilities and other payables	1,244,501	1,335,804
Current portion of obligations under operating leases	2,203,766	1,186,809
Current portion of obligations under financing leases	48,865	37,619
Loans payable, current	609,935	746,962
Dividend payable	—	98,850
Tax payable	79,825	79,825
Due to shareholders	—	1,018,281
Total current liabilities	5,491,591	5,893,730

NON-CURRENT LIABILITIES
Loans payable, non-current	174,846	136,375
Deferred tax liabilities	104,717	—
Obligations under operating leases, non-current	2,339,439	2,506,402
Obligations under financing leases, non-current	80,252	17,460
Total non-current liabilities	2,699,254	2,660,237
TOTAL LIABILITIES	$8,190,845	$8,553,967

Commitments and Contingencies

EQUITY
Common stocks, $0.0001 par value, 200,000,000 shares authorized, 7,500,000 and 6,000,000 issued and outstanding as of December 31, 2024 and June 30, 2024, respectively	750	600
Subscription receivable	—	(600)
Additional paid-in capital	4,942,791	642,639
Accumulated other comprehensive income	(9,214)	2,972
Deficits	(3,288,046)	(5,819)
Total equity	1,646,281	639,792

TOTAL LIABILITIES AND EQUITY	$9,837,126	$9,193,759

LAKESIDE HOLDING LIMITED
CONDENSED CONSOLIDATED STATEMENT OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

	Six Months Ended December 31,		Three Months Ended December 31,
	2024	2023	2024	2023
Revenue from cross-border freight solutions – third party	$6,702,063	$8,639,983	$3,102,276	$4,585,696
Revenue from cross-border freight solutions – related parties	756,994	424,596	275,227	330,407
Revenue from distribution of pharmaceutical products – third parties	218,086	—	218,086	—
Total revenue	7,677,143	9,064,579	3,595,589	4,916,103

Cost of revenue from cross-border freight solutions – third party	6,153,994	6,329,650	3,159,709	3,424,053
Cost of revenue from cross-border freight solutions – related party	921,050	1,022,877	356,320	427,541
Cost of revenue from pharmaceutical products – related parties	121,791	—	121,791	—
Total cost of revenue	7,196,835	7,352,527	3,637,820	3,851,594
Gross profit (loss)	480,308	1,712,052	(42,231)	1,064,509

Operating expenses:
Selling expenses	54,488	—	54,488	—
General and administrative expenses	3,749,059	1,840,831	1,911,853	985,053
Loss from deconsolidation of a subsidiary	—	73,151	—	—
Provision (reversal) of allowance for expected credit loss	1,956	49,591	(10,881)	(2,531)
Total operating expenses	3,805,503	1,963,573	1,955,460	982,522

Income (loss) from operations	(3,325,195)	(251,521)	(1,997,691)	81,987

Other income
Other income, net	201,541	88,449	91,753	41,500
Interest expense	(68,992)	(53,864)	(40,882)	(31,079)
Total other income	132,549	34,585	50,871	10,421

(Loss) income before income taxes	(3,192,646)	(216,936)	(1,946,820)	92,408
Income tax expense (credit)	89,581	26,125	—	28,184
Net (loss) income	(3,282,227)	(243,061)	(1,946,820)	64,224
Less: net loss attributable to non-controlling interest	—	(3,025)	—	—
Net (loss) income attributable to the Company	(3,282,227)	(240,036)	(1,946,820)	64,224

Other comprehensive (loss) income:
Foreign currency translation income	(12,186)	3,122	(25,179)	—
Comprehensive (loss) income	(3,294,413)	(239,939)	(1,971,999)	64,224
Less: comprehensive loss attributable to non-controlling interest	—	(3,119)	—	—
Comprehensive (loss) income attributable to the Company	$(3,294,413)	$(236,820)	$(1,971,999)	$64,224

(Loss) earnings per share – basic and diluted	$(0.44)	$(0.04)	$(0.26)	$0.01
Weighted Average Shares Outstanding – basic and diluted	7,500,000	6,000,000	7,500,000	6,000,000

LAKESIDE HOLDING LIMITED
CONDENSSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six Months Ended December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(3,282,227)	$(243,061)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation – G&A	50,804	35,991
Depreciation – cost of revenue	36,328	36,328
Amortization and interest expense of operating lease assets	989,003	439,142
Depreciation of right-of-use finance assets	15,480	14,385
Provision of allowance for expected credit loss	1,956	49,591
Deferred tax expense	89,581	26,125
Loss from derecognition of shares in subsidiary	—	73,151
Changes in operating assets and liabilities:
Accounts receivable – third parties	424,648	(479,056)
Accounts receivable – related parties	565,766	(192,609)
Contract assets	98,118	(27,169)
Inventories, net	(10,328)	—
Due from related parties	(241,702)	40,740
Prepayment, other deposit	(112,620)	(23,269)
Accounts payables – third parties	28,285	539,542
Accounts payables – related parties	(156,165)	241,721
Accrued expense and other payables	312,722	122,547
Operating lease liabilities	(742,649)	(396,263)
Net cash (used in) provided by operating activities	(1,933,000)	257,836

Cash flows from investing activities:
Purchase of furniture and equipment	(36,072)	—
Payment for leasehold improvement	(75,008)	—
Net cash payment for asset acquisition	(552,721)	—
Loan to a third party	(686,697)	—
Payment made for investment in other entity	—	(29,906)
Net cash outflow from deconsolidation of a subsidiary (Appendix A)	—	(48,893)
Net cash used in investing activities	(1,350,498)	(78,799)

Cash flows from financing activities:
Proceeds from loans	195,000	225,000
Repayment of loans	(339,914)	(185,856)
Repayment of equipment and vehicle loans	(55,877)	(59,708)
Principal payment of finance lease liabilities	(14,964)	(13,429)
Payment for deferring offering cost	—	(140,000)
Advances from Hupan Pharmaceutical prior to acquisition	276,365	—
Proceeds from initial public offering, net of share issuance costs	5,351,281	—
Advanced to related parties	(311,185)	—
Proceeds from shareholders	—	158,455
Repayment to shareholders	(805,345)	—
Net cash provided by (used in) financing activities	4,295,361	(15,538)

Effect of exchange rate changes on cash	(11,999)	3,216
Net increase in cash	999,864	166,715
Cash, beginning of the period	123,550	174,018
Cash, end of the period	$1,123,414	$340,733

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for income tax	$—	$—
Cash paid for interest	$45,953	$15,503

SUPPLEMENTAL SCHEDULE OF NON-CASH IN INVESTING AND FINANCING ACTIVITIES
Deferred offering costs within due to shareholders	$—	$500,826
Deferred offering costs within accrued expense and other payables	$—	$241,176
Additions to property and equipment included in loan payable	$102,235	—
Additions to leasehold improvement and furniture and fixture through account payable	$42,803	$—
Settlement of due to shareholder and advance to related party	$311,815	—

NON-CASH ACTIVITIES
Right of use assets obtained in exchange for operating lease obligations	$1,445,498	$—
Right of use assets obtained in exchange for finance lease obligation	$89,003	$19,982

APPENDIX A – Net cash outflow from deconsolidation of a subsidiary
Working capital, net		$29,812
Investment in other entity recognized		(15,741)
Elimination of NCl at deconsolidation of a subsidiary		10,187
Loss from deconsolidation of a subsidiary		(73,151)
Cash		$(48,893)